News Release

Date:	May 2, 2022
Contact:	C. Hunter Westbrook	Dana Stonestreet
	President and Chief Executive Officer	Chairman and Chief Executive Officer
	HomeTrust Bank	HomeTrust Bancshares, Inc.
	828.365.7084	828.365.7084

Megan Pelletier Appointed

Executive Vice President & Chief People Officer

Asheville, N.C., May 2, 2022 – The board of directors of HomeTrust Bancshares, Inc. (NASDAQ: HTBI) (“Company”), the holding company of HomeTrust Bank (“Bank” or “HTB”), today announced that Megan Pelletier assumed the position of Executive Vice President and Chief People Officer (CPO) of both the Company and the Bank effective May 2, 2022. Ms. Pelletier will lead the HTB team responsible for diversity and inclusion initiatives, employee engagement, and the traditional human resource areas including: employee relations, benefits and compensation, talent management, recruiting and training. She will serve as a member of the Executive Operating Committee (OC) and report directly to Hunter Westbrook, President & Chief Executive Officer of HTB.

Pelletier’s experience spans almost 20 years of banking and financial industry roles as both a line of business employee and human resources leader, as well as serving in commercial banking positions. During her tenure at SouthState Bank, Pelletier established a history of building strategic, collaborative relationships across the organization. She is skilled at assessing needs and goals of business units and providing solutions through talent acquisition management and process improvement.

“Megan has deep experience within several HR disciplines, but also significant line-side expertise. This experience coupled with her demonstrated success within community, regional and national institutions uniquely qualify her to lead HTB’s employee experience, which I believe is central to HomeTrust’s continued growth and success,” says C. Hunter Westbrook, President & Chief Executive Officer. “I look forward to collaborating with Megan to develop initiatives and workplace strategies that support our strategic plan and continually improve customer satisfaction through employee engagement. She has the right skill set to lead our efforts to both attract talent to HomeTrust and to strengthen retention through enhanced education and clear career path planning.”

Pelletier is a graduate of Guilford College with a Bachelor of Science in Psychology. Prior to joining HTB, she served in several key roles at SouthState Bank in Charlotte, NC, most recently as Senior Vice President, Director of Talent Acquisition. While at SouthState she also held Director of Commercial Operations, and Human Resources Manager, and Human Resources Business Partner. Previously Pelletier was a team member at CommunityOne Bank, SunTrust Bank (now Truist) in Charlotte, NC, and Wellington Management Company in Boston, MA.

About HomeTrust Bancshares, Inc.

HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of March 31, 2022, the Company had assets of $3.5 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking through over 30 locations as well as online/mobile channels. Locations include: North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and Raleigh/Cary), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley).

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of the Company's control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements include: the effect of the COVID-19 pandemic, including on the Company's credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; increased competitive pressures; the possibility that (i) the planned branch closures previously disclosed by the Company will not occur within the time frame anticipated or at all, (ii) the charges incurred by the Company in connection with the branch closures will be greater than expected and/or (iii) the cost savings realized by the Company from the branch closures will be lower than expected; the possibility that the additional servicing fee and gain on sale income resulting from the transitioning of the Bank’s back-office SBA loan servicing process in-house will be lower than expected; the possibility that the estimated savings from the early retirements of the Company’s long-term debt will be lower than expected; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), which are available on the Company’s website at www.htb.com and on the SEC's website at www.sec.gov. These risks could cause the Company's actual results for fiscal 2021 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, the Company and could negatively affect its operating and stock performance. Any of the forward-looking statements that the Company makes in this press release or the documents it files with or furnishes to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions they might make, because of the factors described above or because of other factors that they cannot foresee. The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

www.htb.com

###